properties or assets of the Company or Fleet, nor have we examined any individual loan credit files. It is understood that we were retained by the Board of Directors of the Company, and that our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the consideration to be received in the Merger and does not address the Company's underlying business decision to proceed with the Merger.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of the Company and Fleet, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for the Company and Fleet; (ii) the assets and liabilities of the Company and Fleet, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity; (iii) certain pro forma combined financial information for the Company and Fleet; (iv) historical and current market data for the Company Common Stock and Fleet Common Stock; and (v) the nature and terms of certain other merger and acquisition transactions involving depository institutions and holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of depository institutions and holding companies generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and on the information made available to us through the date hereof. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of the Company with respect to any approval of the Merger.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of the Company Common Stock.

                                            Very truly yours,

                                            SALOMON BROTHERS INC

                                                                   EXHIBIT 99(b)

                             [FACING SIDE OF PROXY]

                                REVOCABLE PROXY

                               NBB BANCORP, INC.
               174 Union Street, New Bedford, Massachusetts 02740
              Proxy for Special Meeting of Stockholders to be Held
                               November   , 1994
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Robert McCarter and Carol Correia, and each of them individually, the attorney and proxy of the undersigned, with full power of substitution, thereby revoking any proxy heretofore given, and authorizes each of them to represent and to vote all shares of Common Stock of NBB Bancorp, Inc. (the "Company") held of record by the undersigned at the close of business on October , 1994 on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of
the Company to be held at           , on           , November   , 1994 at
a.m., local time, and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN FOR THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED.

    PLEASE SIGN AND DATE ON THE OTHER SIDE AND MAIL YOUR PROXY CARD TODAY.

                           (Continued on other side)

                            [REVERSE SIDE OF PROXY]

    The Board of Directors recommends a vote FOR Proposal 1.

    1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 9, 1994, as amended and restated as of August 26, 1994 (the "Merger Agreement") by and among NBB Bancorp, Inc. (the "Company") and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and each of the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the Proxy Statement-Prospectus for the Special Meeting.

             / / FOR             / / AGAINST             / / ABSTAIN

    2. In the discretion, the proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting and the Proxy Statement-Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
                                         Please date and sign exactly as name
                                         appears herein and return in the
                                         enclosed envelope. Where there is more
                                         than one holder, only one must sign.
                                         When signing as an attorney-in-fact,
                                         administrator, executor, guardian,
                                         trustee or other fiduciary, please add
                                         your full title as such. If executed by
                                         a corporation, the proxy should be
                                         signed by a duly authorized person,
                                         stating his or her title or authority.

                                         MARK HERE FOR ADDRESS               MARK HERE IF YOU PLAN TO
                                         CHANGE AND NOTE AT LEFT / /         ATTEND THE SPECIAL MEETING / /

                                         Signature:____________________      Date:________________________

                                         Signature:____________________      Date:________________________
